UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 22, 2007
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition, and Item 7.01 Regulation FD Disclosure.
On February 22, 2007, Mariner Energy, Inc. made a presentation to Howard Weil Incorporated that Mariner may make periodically. A copy of the presentation is attached as Exhibit 99.1.
Item 8.01 Other Events
Mariner's annual meeting of stockholders will be held at 10:30 a.m., Central Time, on Wednesday, May 9, 2007 at its offices in Houston, Texas. The record date for determining owners of record of Mariner's common stock entitled to notice of, and to vote at, the meeting will be the close of business on Friday, March 23, 2007. In order for a stockholder proposal to be properly submitted for presentation at this annual meeting, Mariner must receive such proposal a reasonable time before it begins to print and mail proxy materials for the meeting, which Mariner currently anticipates will occur on or about March 26, 2007. Accordingly, any stockholder proposal must be received by Mariner before March 10, 2007.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Number	Description
99.1	Presentation to Howard Weil Incorporated dated February 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: February 22, 2007	By:	/s/ John H. Karnes
John H. Karnes,
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Description
99.1	Presentation to Howard Weil Incorporated dated February 22, 2007.